UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2006

HANDY HARDWARE WHOLESALE, INC.

(Exact name of Registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

0-15708		74-1381875
(Commission File Number)		(I.R.S. Employer Identification No.)

8300 Tewantin Drive Houston, Texas		77061
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:	(713) 644-1495

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	N/A

(b)        Effective March 31, 2006, Handy Hardware Wholesale, Inc. (“Handy” or the “Company”) and Mr. Jerry Donald Jameson (“Mr. Jameson”) mutually agreed to voluntarily terminate his employment as the Company’s President and Chief Executive Officer. Mr. Jameson has been the President and CEO of Handy since January 2, 2002. In consideration of this voluntary termination of employment, Mr. Jameson will receive the remainder of his 2006 annual salary. Mr. Jameson also resigned his position as a director on the same date, creating a vacancy on the Board of Directors.

(c)        On March 31, 2006, the Board of Directors of Handy appointed Tina S. Kirbie as Interim Principal Executive Officer of the Company. Ms. Kirbie is 58 years old and currently serves as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. She has been an executive officer of Handy since 1981. There is no employment agreement between Ms. Kirbie and the Company and there is no arrangement or understanding between Ms. Kirbie and any other person pursuant to which she was selected as an officer.

(d)	N/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Handy Hardware Wholesale, Inc.

(Registrant)

Date: April 5, 2006	By:	/s/ Tina S. Kirbie
Tina S. Kirbie
Interim Principal Executive Officer,
Executive Vice President & Chief
Financial Officer